UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

GENIE ENERGY LTD.
(Exact name of registrant as specified in its charter)

Delaware	1-35327	45-2069276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-3500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2012, the compensation committee of the Board of Directors of Genie Energy Ltd. (the “Registrant”) approved the grant of equity interests in certain subsidiaries of the Registrant to Howard Jonas, Chairman of the Board and a named executive officer of the Registrant.  The Registrant grants equity interest in certain of its subsidiaries in order to further align the interests of officers with the Registrant’s stockholders in those areas of our businesses where they play a direct role in performance.

The compensation committee approved the following grants to Mr. Jonas: (i) deferred stock units for 50.56 shares of common stock, par value $0.01 per share, of IDT Energy, Inc. (representing 2.5% of the equity in IDT Energy on a fully-diluted basis), the Registrant’ retail energy provider that supplies electricity and natural gas to residential and small business customers in the Northeastern United States; (ii) 0.25 ordinary shares, nominal value NIS 1.00 per share, of Israel Energy Initiatives, Ltd. (“IEI”) (representing approximately 0.25% of the equity in IEI on a fully diluted basis), the Registrant’s oil shale initiative in Israel, (iii) 3.05 ordinary shares, nominal value NIS 1.00 per share, of Genie Israel Oil & Gas Ltd. (“GIOG”) (representing approximately 0.30% of the equity in GIOG on a fully diluted basis), an early stage exploration venture of the Registrant’s in Israel; and (iv) shares representing 0.25% of the entity that will seek to develop oil shale opportunities in an Asian country for the Registrant (the “Asian Venture”).

The Registrant had previously approved grants (and in some instances granted) of interests representing 1.55% of the equity in IDT Energy, 2.00% of the equity in IEI, 2.50% of the equity in GIOG and 2.00% in the Asian Venture to employees, including (i) grants to Geoffrey Rochwarger, Vice Chairman of the Registrant of deferred stock units for shares of common stock of IDT Energy representing 0.208% of the equity in IDT Energy on a fully diluted basis; (ii) grants to Claude Pupkin of restricted stock of GIOG, representing 0.125% of the equity in GIOG on a fully diluted basis,  restricted stock of IEI, representing .125% of the equity in IEI on a fully diluted basis and restricted stock of the Asian Venture, representing 0.125% of the equity in the Asian Venture on a fully diluted basis; and (iii) grants to Avi Goldin of restricted stock of GIOG, representing 0.1% of the equity in GIOG on a fully diluted basis,  restricted stock of IEI, representing 0.1% of the equity in IEI on a fully diluted basis, and restricted stock of the Asian Venture, representing 0.1% of the equity in the Asian Venture on a fully diluted basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIE ENERGY LTD.

By:	/s/ Claude Pupkin
Claude Pupkin
Chief Executive Officer

Dated: April 3, 2012